UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 31, 2006

SKECHERS U.S.A., INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14429	95-4376145
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

228 Manhattan Beach Boulevard, Manhattan Beach, California		90266
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 318-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Second Amended and Restated Loan and Security Agreement

On May 31, 2006, the Company entered into a Second Amended and Restated Loan and Security Agreement (the "Loan Agreement") by and among the Company, certain of its subsidiaries who are also borrowers under the Loan Agreement, certain of its subsidiaries who are guarantors of obligations under the Loan Agreement, and certain lenders including The CIT Group/Commercial Services, Inc. ("CIT"), which will act as agent for the lenders.

The Loan Agreement amends and restates the Amended and Restated Loan and Security Agreement dated September 4, 1998, as subsequently amended (the "Prior Agreement"), entered into by and among us and Heller Financial, Inc. (as predecessor in interest to CIT).

Form of Loans and Borrowing Limits

Borrowings made pursuant to the Loan Agreement may be in the form of revolving loans up to a maximum limit of $150 million (subject to increase to $250 million). The aggregate amount of revolving loans that may be issued also may not exceed the "borrowing base" of the borrowers. Borrowing base is calculated based on a percentage of the borrowers’ eligible accounts receivable plus the lesser of a percentage of the borrowers’ eligible inventory or $100 million, less the amounts of certain payables and reserves under the Loan Agreement. Amounts borrowed as revolving loans under the Loan Agreement may be borrowed, prepaid and re-borrowed from time to time.

Interest

Interest on the outstanding principal balance of the revolving loans shall be charged as of the last day of each month. Revolving loans under the Loan Agreement will bear interest at rates, at the borrowers’ election, based on either the prime rate or the London Interbank Offered Rate ("LIBOR"). Prime rate loans will bear interest at a rate equal to JPMorgan Chase Bank’s publicly announced prime rate less up to 0.50%, in accordance with the terms of the Loan Agreement, on the average net principal balance of such revolving loans at the close of each day during such month. LIBOR loans will bear interest at a rate equal to the applicable LIBOR plus up to an additional 1.75%, in accordance with the terms of the Loan Agreement, on the average net principal balance of such revolving loans at the close of each day during such month.

Fees

A line of credit fee will be payable monthly at an amount equal to one-quarter percent multiplied by the $150 million line of credit (subject to increase to $250 million) less the average daily principal balance of outstanding revolving loans and the average daily undrawn amounts of letters of credit outstanding during such month. This fee will be payable on the first day of each month in arrears. In addition, in connection with the execution and performance of the Loan Agreement, the lenders and agent receive customary fees.

Security

All payment obligations of the borrowers to the lenders under the Loan Agreement are secured by a lien on substantially all accounts, inventory, intellectual property and related property of the borrowers, including related instruments and proceeds. In addition, all payments under the Loan Agreement are guaranteed by certain subsidiaries of the Company.

Dividends

The Loan Agreement permits the Company to pay dividends to its stockholders in stock or other equity interests of the Company. In addition, cash dividends are permitted so long as the currently available borrowing base calculated in accordance with the terms of the Loan Agreement, less obligations outstanding under the Loan Agreement and the amount of certain payables and reserves under the Loan Agreement, does not drop below a defined minimum amount.

Covenants

The Loan Agreement contains customary affirmative and negative covenants for secured credit facilities of this type, including limitations and obligations on the Company and its subsidiaries with respect to maintenance and reporting of financial records, insurance and condemnation, inventory appraisals, maintenance of a fixed charge coverage ratio, liens and encumbrances, indebtedness, sale of assets, mergers and consolidations, guaranty obligations, dividends and distributions, investments, related party transactions, restricted payments, and certain prohibited uses of proceeds.

Events of Default

The Loan Agreement provides for customary events of default with corresponding grace periods, including failure of any borrower to pay any principal or interest within five business days of due date; failure of any borrower or guarantor to generally meet its obligations with respect to other indebtedness; cessation of business of any borrower or guarantor; certain bankruptcy, insolvency, arrangement, reorganization or receivership events affecting any borrower or guarantor; breach or violation of any representation, warranty or covenant in the Loan Agreement; certain occurrences involving the Company’s benefit plans; occurrence of any event of default under other loan documents ancillary to the Loan Agreement; occurrence of any default or event of default with respect to other indebtedness; modification by any borrower of terms of agreement, instrument or other document relating to certain other indebtedness; imposition of certain judgments against any borrower or guarantor; and a change in control (as defined in the Loan Agreement) of the Company.

In the event of a default, the agent for the lenders may, and at the request of the requisite number of lenders, shall, accelerate the payment of all obligations due from the borrowers to the lenders, charge the borrowers the default rate of interest on all then outstanding or thereafter incurred obligations, and terminate the lender’s commitments to make any further loans or issue any further letters of credit. In the event of certain defaults, the commitments of the lenders will be automatically terminated and all outstanding obligations of the Company will automatically become due. In addition, the agent may, in its discretion, take possession of, and enforce the Company’s rights with respect to, the collateral, including selling the collateral.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Loan Agreement, included as Exhibit 10.1 to this filing. Exhibit 10.1 is incorporated by reference into this Item 1.01.

Certain of the lenders party to the Loan Agreement, and their respective affiliates, have performed, and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under the heading "Second Amended and Restated Loan and Security Agreement" in Item 1.01 is incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1 Second Amended and Restated Loan and Security Agreement, dated May 31, 2006, by and among the Registrant, certain of its subsidiaries who are also borrowers under the Agreement, certain of its subsidiaries who are guarantors under the Agreement, and certain lenders including The CIT Group/Commercial Services, Inc., which will act as agent for the lenders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKECHERS U.S.A., INC.

June 6, 2006	By:	David Weinberg

Name: David Weinberg
Title: Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

10.1	Second Amended and Restated Loan and Security Agreement, dated May 31, 2006, by and among the Registrant, certain of its subsidiaries who are also borrowers under the Agreement, certain of its subsidiaries who are guarantors under the Agreement, and certain lenders including The CIT Group/Commercial Services, Inc., which will act as agent for the lenders.